No. 2/2


                                PROMISSORY NOTE

$225,040.00                                                    August 14, 2001

     FOR VALUE RECEIVED as a Loan (as defined below), the undersigned HENRY A. SCHIMBERG (the "BORROWER"), unconditionally promises to pay to the order of PANAMERICAN BEVERAGES, INC., a Panama corporation (the "LENDER"), on the Maturity Date (as defined below) the principal sum of TWO HUNDRED TWENTY FIVE THOUSAND FORTY DOLLARS ($225,040.00), or such lesser amount of the Loan as shall then be outstanding and unpaid, plus all accrued and unpaid interest on the Loan.

     The Borrower promises to pay interest on the unpaid principal amount of the Loan from time to time outstanding, and on any interest that is from time to time outstanding, at the rate of five percent (5%) per annum, compounded quarterly, which interest shall accrue quarterly but not be payable until the Maturity Date.

     All payments hereunder shall be made in U.S. Dollars and in immediately available funds, without deduction or set-off.

     1. Certain Definitions. As used herein, the following terms shall have the corresponding meanings.

     (a) "Banking Day" shall mean any day on which commercial banks are not authorized or required to close in New York City.

     (b)  "Commitment" shall mean $225,040.00.

     (c) "Default Rate" shall mean, in respect of any amount not paid when due, an interest rate of seven percent (7%) per annum, compounded quarterly, during the period commencing on the due date until such amount is paid in full.

     (d)  "Drawdown Date" shall mean August 14, 2001.

     (e) "Event of Default" shall have the meaning set forth in Section 6 hereof.

     (f)  "Loan" shall have the meaning set forth in Section 2 hereof.

     (g) "Maturity Date" shall mean the earlier of (1) August 14, 2006 and (2) the thirtieth day following the termination of the Borrower's employment with the Lender; provided, however, that the Maturity Date shall in no event be earlier than August 14, 2002.

     (h)  "Note" shall mean this Promissory Note.

     (i) "Subsidiary" shall mean, with respect to the Lender, at any time, any entity of which more than fifty percent (50%) of the outstanding voting stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) of such entity is at the time beneficially owned or controlled directly or indirectly by the Lender.

     2. The Loan. The Lender agrees, on the terms and conditions of this Note, to make one loan (the "Loan") to the Borrower on the Drawdown Date in an aggregate principal amount equal to the Commitment.

     3.   Payments.

     (a) Place and Time of Payment. All payments of principal of and interest on this Note shall be made by electronic wire transfer to the account of the Lender number 8800374228, ABA 061000104, held with Sun Trust Bank, or to such other account as the Lender may designate in writing to the Borrower, or by check drawn to the benefit of the Lender at the offices of Panamco L.L.C., at 701 Waterford Way, Suite 800, Miami, Fl, 33126, not later than 12:00 p.m. (New York time) on the fifteenth day following the Maturity Date.

     (b) Payments to be on Banking Days. Whenever any payment hereunder shall be stated to be due on a day other than a Banking Day, such payment shall be due on the next succeeding Banking Day and any such extension of time shall be reflected in the computation of payment of interest.

     (c) Interest on Overdue Principal and Other Amounts. In the event that any principal hereof or any interest hereon is not paid when due (by reason of demand or otherwise) in accordance with the terms of this Note, the Borrower will pay interest on such past-due amount from the date such amount becomes due until the date the same is paid in full, at a rate equal to the Default Rate.

     (d) Voluntary Prepayments. The Borrower may partially or totally prepay this Note on any Banking Day; provided, however, that such prepayment is made together with accrued interest.

     4. Interest. All computations of interest hereon shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest is payable.

     5. Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

     (a) Power and Authority. The Borrower has the power and authority to execute and deliver this Note, to incur the obligations to be incurred by him hereunder and to perform and observe the provisions hereof.

     (b) Legally Enforceable Note. This Note has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally

     (c) Consent and Approvals. No consent or approval of, or notice to, any creditor of the Borrower is required by the terms of any agreement or instrument evidencing any indebtedness of the Borrower for the execution or delivery of, or the performance of the obligations of the Borrower under, this Note, and such execution, delivery and performance will not result in any breach or violation of, or constitute a default under any agreement, instrument, judgment, order, statute, rule or regulation applicable to the Borrower or to any of his property.

     (d) Absence of Litigation. There are no actions, proceedings or claims pending or, to the knowledge of the Borrower, threatened, the adverse determination of which might have a materially adverse effect on his financial condition or impair his ability to perform his obligations under, or affect the validity or enforceability of, this Note.

     (e) Use of Proceeds. The proceeds of the Loan shall be used solely for the payment of income tax, social security and Medicare taxes.

     6. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) The Borrower fails to pay any principal or interest hereunder as and when such amount becomes payable (whether at stated maturity or otherwise); or

     (b) Any representation or warranty made by the Borrower in this Note proves to have been incorrect in any material respect when made or given; or

     (c) The Borrower (i) fails or is unable to pay his debts generally as they become due, (ii) commences a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors' rights that is similar to a bankruptcy law or (iii) consents by answer or otherwise to the commencement against him of an involuntary case in bankruptcy or any other such action or proceeding, or a proceeding is commenced in an involuntary case in bankruptcy in respect of the Borrower or any property of the Borrower if such proceeding is not dismissed or stayed on or before the thirtieth day after the entry thereof or if any such dismissal or stay ceases to be in effect and such proceeding, in the reasonable opinion of the Lender, materially affects the ability of the Borrower to perform his obligations under this Note;
                                      3

THEN, in any such case, if the Lender shall elect by notice to the Borrower (or his successors as the case may be), the unpaid principal amount of this Note, together with accrued interest, shall become forthwith due and payable.

     7.   Miscellaneous.

     (a) The Borrower waives presentment, notice of dishonor, protest and any other formality with respect to this Note.

     (b) Sections 11 (assignability and binding nature), 13 (resolution of disputes), 14 (notices), 15(c) (headings) and 15(g) (governing law) of the Employment Agreement between the Borrower and the Lender, as in effect on the date hereof, shall be deemed incorporated herein in full, with references to the "Agreement", the "Executive" and the "Company" in such sections treated as references to this Note, the Borrower and the Lender, respectively; provided, however, that in no event may this Note be assigned by the Lender without the Borrower's prior written consent.

     (c) This Note sets forth the entire agreement between the parties hereto, supersedes all prior communications and understandings of any nature and may not be amended, supplemented or altered except in a writing signed by both parties hereto.

     (d) Notwithstanding any other provision of this Note, the Lender may at any time assign, pledge or otherwise transfer this Note or any of its rights with respect thereto to any of its Subsidiaries; provided, however, that in no event may this Note be assigned by the Lender without the Borrower's prior written consent.

     (e) The Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound commercial practices, any non-public information supplied to it by the Borrower pursuant to this Note which is identified by the Borrower as being confidential at the time the same is delivered to the Lender, provided that nothing herein shall limit the disclosure of any such information (A) to any Subsidiaries of the Lender, (B) to the extent required by statute, rule, regulation or judicial process, (C) to counsel for the Lender, (D) to the Lender's examiners, auditors or accountants, (E) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Note or the enforcement of rights hereunder, or (F) to any eligible assignee, whether actual or prospective.

     (f) THE BORROWER IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     (g) To the extent that the Borrower may now or hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced by the Lender to enforce any judgment rendered by arbitrator(s) pursuant to
Section 13 of the Employment Agreement, to claim for himself or his revenues or properties any immunity from the jurisdiction of any court or from legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the extent that in any such jurisdiction there may be attributed to the Borrower any such immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim, and hereby waives, such immunity in respect of his obligations under this Note.

                          [Intentionally Left Blank]

     IN WITNESS WHEREOF, the Borrower has executed this Promissory Note in Mexico on the day and year written below.



                                         ____________________________________
                                         HENRY A. SCHIMBERG


                                         Date:   _________, 2001